EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Plan Administrator and Compensation Committee of the
First Savings Bank Employees' Savings & Profit Sharing Plan

We consent to the incorporation by reference in the Registration Statement (Nos. 333-154417) on Form S-8 of our report dated June 27, 2025, appearing in this Annual Report on Form 11-K of the First Savings Bank Employees' Savings & Profit Sharing Plan for the year ended December 31, 2024.

/s/ Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio
June 27, 2025